EXHIBIT 10.60

JUNIPER NETWORKS, INC.
EXECUTIVE COMPENSATION RECOVERY AGREEMENT

This Executive Compensation Recovery Agreement (this “Agreement”) is entered into by and between [__________] (“Executive”) and Juniper Networks, Inc., a Delaware corporation (the “Company”), as of the latest date set forth in the signature page below to provide for the following:
WHEREAS, the Board of Directors (the “Board”) has established an executive compensation recovery policy (as such policy may be amended from time to time, the “Recovery Policy”); and
WHEREAS, under the Recovery Policy, in the event that (i) the Company is required to prepare an accounting restatement (as defined in the Recovery Policy), and (ii) Executive received erroneously awarded compensation (as defined in the Recovery Policy), Executive may be required to reimburse the Company for any erroneously awarded compensation.
NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.
As a condition of receipt of any incentive-based compensation (as defined in the Recovery Policy) (including, without limitation, any cash or equity awards) by Executive, Executive agrees that (a) such incentive-based compensation is subject to recoupment under the terms of the Recovery Policy, and (b) if required pursuant to the terms of the Recovery Policy, as determined by the Compensation Committee of the Board, the Executive will promptly reimburse the Company the gross amount of any erroneously awarded compensation (including, without limitation, forfeiting any incentive-based compensation (such as, by way of example only, performance share awards) that have been earned or “banked” but not yet vested).

2.
Notwithstanding (a) the terms of any indemnification agreement entered into between Executive and the Company, or (b) any rights Executive may have with respect to indemnification or reimbursement (i) from the Company pursuant to the terms of the Company’s certificate of incorporation, bylaws or otherwise or (ii) pursuant to any insurance maintained by the Company on behalf of its directors and officers (including Executive) or the Indemnification Trust Agreement, dated June 23, 2003, among the Company, The Bank of New York (Delaware) and the Beneficiaries Representative thereunder (collectively, the “Indemnity Document”), Executive waives any right to indemnification or reimbursement, and acknowledges and agrees that Executive shall not be entitled to any indemnification or reimbursement, pursuant to any of the Indemnity Documents solely with respect to any erroneously awarded compensation that Executive is required to reimburse to the Company pursuant to the Recovery Policy.

3.
Executive agrees that (a) the Recovery Policy may be amended from time to time by the Board or a committee thereof and that this Agreement shall continue to apply to any such amended Recovery Policy and (b) any recoupment under the Recovery Policy may be in addition to any other remedies that may be available to the Company or to the Board (or any committee thereof) under the Company’s policies as well as applicable law, including disciplinary actions, including but not limited to, termination of employment.

4.
The Company will Cooperate (as defined below) with Executive in the event that Executive makes a repayment pursuant to the Recovery Policy by, to the extent permitted under applicable law, rule or regulation, (a) taking commercially reasonable action to ensure that any compensation repaid by Executive in or before the year of its receipt is not reflected on Executive’s Form W-2, (b) filing Forms

W-2c with respect to prior repayment year compensation (if such amendments are permitted under the statute of limitations), (c) reversing the FICA (as defined below) tax treatment of any previously paid FICA-taxed compensation, after obtaining Executive’s consent to any FICA refund claims, and Executive’s assignment to the Company (including through an endorsement agreement) of any employee-share FICA refunds received by the Company, and of any Additional Medicare Tax (as defined below) refunds received by Executive, and (d) structuring the timing of any repayments equal to income or Additional Medicare Taxes on prior years’ repaid compensation to take into account any federal or state tax refunds to the maximum extent possible. For purposes hereof, (i) “Cooperate” means the timely sharing of all relevant data and communications with the Internal Revenue Service, any state department of revenue, and any other appropriate federal, state or local agency, the providing of instructions as necessary or possible, and a coordinated approach with respect to the Internal Revenue Service, any state Department of Revenue, and any other appropriate federal, state or local agency, (ii) “FICA” means the taxes imposed by Section 3101 and 3111 of the Internal Revenue Code of 1986, as amended (the “Code”) and (iii) “Additional Medicare Taxes” means the subset of FICA taxes imposed by Section 3101(b)(2) of the Code.

5.
If any provision of this Agreement is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the latest date set forth below.

Juniper Networks, Inc.	[Insert Name of Executive]

By:
Name:	Signature
Title:

Date	Date